UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2007, Republic Airways Holdings Inc. (the “Company”) and WexAir RJET LLC (“WexAir”), an affiliate of the Company’s former majority stockholder, entered into a Stock Purchase Agreement (the “Agreement”) dated as of September 11, 2007.  Pursuant to the terms of the Agreement, the Company purchased, on September 11, 2007, one million shares of its Common Stock, par value $.001 per share, from WexAir at a price of $20.20 per share, for total consideration of $20,200,000.  Settlement of the transaction will occur on or before September 14, 2007.  A copy of the Agreement, and a copy of the press release of the Company dated September 11, 2007, are filed herewith as Exhibit 10.1 and Exhibit 99.1, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Stock Purchase Agreement, dated as of September 11, 2007, by and between Republic Airways Holdings Inc. and WexAir RJET LLC.

99.1	Press Release of Republic Airways Holdings Inc. issued on September 11, 2007.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

Date: September 11, 2007	By:	/s/ Robert H. Cooper
Name: Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                                                Description

10.1	Stock Purchase Agreement, dated as of September 11, 2007, by and between Republic Airways Holdings Inc. and WexAir RJET LLC.

99.1	Press Release of Republic Airways Holdings Inc. issued on September 11, 2007